Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of TravelCenters of America LLC (the “Company”) of our report dated February 26, 2009, with respect to the consolidated financial statements and schedule of the Company included in this Annual Report (Form 10-K) for the year ended December 31, 2008:

•                  Registration Statement (Form S-3 No. 333-156926)

•                  Registration Statement (Form S-8 No. 333-154735) pertaining to the TravelCenters of America LLC 2007 Equity Compensation Plan

/s/ Ernst & Young, LLP

Boston, Massachusetts
February 26, 2009